Exhibit 99.1

Enhance Skin Products Inc.  Announces Plans to Launch a Direct to Consumer Sales Program and an Addition to Its Board of Directors

February 4, 2010.  Enhance Skin Products Inc., (OTCBB:EHSK) is pleased to make the following announcements:

Direct to Consumer Program

Enhance Skin Products Inc., a pioneer in hyaluronan (HA) research and development for deep hydration of the skin, announces plans to launch a Direct to Consumer (DTC) sales program for certain of its Visible Youth™ skin care collection including its Revitalizing Skin Formula, Revitalizing Eye Zone Gel and Revitalizing Moisturizer products. As part of a daily regimen of healthy skin care and to promote healing following skin resurfacing procedures, each of these products interacts synergistically with the others in the collection to help correct, repair, restore and maintain the continued youthful appearance and function of the skin.

This DTC program will provide access to affiliate networks utilizing new communication tools such as blogs, web-based social networks (Facebook, Twitter), email, etc., to introduce, and acquire customers for select Visible Youth products as well as increase brand recognition.

It’s the Molecule!™
Steeped in evidence-based science, Visible Youth professional skin care products contain the optimal size, purest and most effective HA molecular fraction available for deep penetrating hydration. The unique line of proprietary formulations helps restore the skin’s natural supply of HA-water complex, resulting in long-lasting benefits for all skin types.

Management will continue to develop the Professional, Direct Dispense line rebranded as Visible Youth “PROFESSIONAL”. These efforts will focus on the treatment of skin after resurfacing procedures, an area that Management believes has been neglected by the market and for which a generally accepted treatment protocol to accelerate healing, reduce down-time and extend the period between procedures, does not exist.  Central to the new premium Visible Youth PROFESSIONAL brand are the proprietary, patent pending, Healing Complex Plus 3% Lidocaine and Healing Complex.  Bioactive Vitryxx®* will be combined with hyaluronic acid in all the Visible Youth PROFESSIONAL products and be directly positioned as a collective post skin resurfacing protocol.  Additional Visible Youth PROFESSIONAL products will be developed and introduced in the near future.

In announcing these plans, Dr. Samuel Asculai stated his belief that “by repositioning the Visible Youth brand to include a DTC component, Enhance Skin Products will be better able to weather the current economic storm, accelerate profitability while seeking to generate attractive returns to its shareholders.” He further went on to state that ‘to accomplish these plans the Company is currently exploring various options for raising additional funds.”

Board Addition: Dr. Samuel S. Asculai, President and CEO of Enhance Skin Products Inc., announced today that effective February 15, 2010, Mr. Chris Hovey, Chief Operating Officer and Executive Vice President of Enhance Skin Products Inc., is appointed to the Company Board of Directors.  In making the announcement, Dr Asculai stated “Chris has been an invaluable member of the management team which has greatly profited from his vast experience, keen insight and business acumen. We believe that the Board of Directors will also benefit and be strengthened by these qualities. We welcome Chris’ addition to the Board.”

Certain statements contained in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are usually accompanied by words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions. EHSK’s actual results could differ materially from its historical results or from results implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results implied by the forward-looking statements. Such factors include, but are not limited to, the risks and uncertainties identified by EHSK under the headings “Risk Factors” in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Forward-looking statements may also include, but are not limited to, statements about the current and future economic environment affecting EHSK and the markets it serves; sources of revenue and anticipated revenue, including the contribution from the growth of new products, services and markets; plans for future products and services and for enhancements to existing products and services; EHSK’s ability to attract or retain customers; the outcome of any existing or future litigation; and EHSK’s ability to increase its productivity and capacity. Undue reliance should not be placed on any of EHSK’s forward-looking statements. Except as required by law, EHSK undertakes no obligation to update or announce any revisions to its forward-looking statements, whether as a result of new information, future events or otherwise.

*Vitryxx is a registered trademark of Schott AG

For your information:

Enhance Skin Products Inc.
695 S. Colorado Blvd. Suite 480,
Denver, CO 80246
416-644-8318